Exhibit 99.3

PVF CAPITAL CORP.

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IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" each of the Proposals.

	For	Against	Abstain
1. To approve the merger of PVF Capital Corp. with and into F.N.B. Corporation.	☐	☐	☐
2. To approve, on a non-binding advisory basis, the "golden parachute compensation" payable to named executive officers of PVF Capital Corp. in connection with the merger.	☐	☐	☐
3. To grant the PVF Capital Corp. board of directors discretionary authority to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . As a participant in the Park View Federal Savings Bank 401 (k) Plan (“Plan”), I hereby direct Frontier Trust Company FSB, as Trustee (“Trustee”) for the Plan, to vote all common shares of PVF Capital Corp. (the “Company”) that are credited to my account in the Plan at the PVF Capital Corp. Special Meeting of Shareholders to be held at the Embassy Suites Cleveland - Beachwood, 3775 Park East Dr., Beachwood, Ohio 44122, on September 25, 2013 at 10:00 a.m., local time, and at any and all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this instruction card of a Notice of Special Meeting of Shareholders and a Proxy Statement dated July 31, 2013. Only the Trustee can vote your shares. Your shares cannot be voted in person at the Special Meeting of Shareholders. How you vote is confidential. The Trustee will not disclose how you instructed the Trustee to vote, unless required by law. THE TRUSTEE IS INSTRUCTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN OR IF YOUR VOTING INSTRUCTIONS ARE NOT RECEIVED ON OR BEFORE 10:00 A.M., LOCAL TIME, ON SEPTEMBER 23, 2013, THE TRUSTEE WILL VOTE THE UNINSTRUCTED SHARES IN THE SAME PROPORTION IN WHICH IT HAS RECEIVED VOTING INSTRUCTIONS. PLEASE COMPLETE, DATE, SIGN AND MAIL THE VOTING INSTRUCTION CARD USING THE ENCLOSED POSTAGE·PREPAID ENVELOPE. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) Proxy — PVF CAPITAL CORP. VOTING INSTRUCTION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDERS MEETING TO BE HELD ON SEPTEMBER 25, 2013 The Notice and Proxy Statement are available at https://www.parkviewfederal.com/investor/filings For directions to the Special Meeting, call Investor Relations at (440) 248-7171